EXHIBIT 16.2










                                  June 25, 2006




Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549


Commissioners:


We have read the statements made by Poseidis, Inc. (the "Company") (copy attached), which we understand will be filed or have been filed with the Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Company's Form 8-K/A report dated June 26, 2006. We agree with the statements concerning our firm in such Form 8-K/A.


                                Very truly yours,


                               /s/ Durland & Company, CPAs, PA
                               ------------------------------------------
                               Durland & Company, CPAs, PA